EXHIBIT 10.1

AMENDMENT NO. 1 TO

THE METRO ONE TELECOMMUNICATIONS
DEFERRED COMPENSATION PLAN

This Amendment No. 1 (this “Amendment”) to the Metro One Telecommunications Deferred Compensation Plan is made as of the 8th day of February, 2005, to be effective December 31, 2004.

WHEREAS, Metro One Telecommunications, Inc. (the “Company”) has previously adopted the Metro One Telecommunications Deferred Compensation Plan, effective April 1, 1999 (the “Plan”).

WHEREAS, Section 8.1 of the Plan provides that the Company’s Board of Directors may amend the Plan.

NOW, THEREFORE, it is hereby agreed that:

(1)  The Plan shall be amended, effective December 31, 2004, to provide that no further salary or bonus deferral contributions with respect to deferral elections made before that date, shall be made to the Plan after that date;

(2)  This Amendment shall not affect the rights of any Participant to the amounts standing to the credit in his account in the Deferred Compensation Ledger under the Plan, which have accrued as of December 31, 2004, as subsequently adjusted for earnings and losses; and

(3)  A copy of this Amendment shall be provided to the Participants.

Terms not defined herein shall have the meaning given them in the Plan.  Except as expressly amended hereby, the Plan shall continue in full force and effect unamended and in accordance with the provisions thereof.

IN WITNESS WHEREOF, the Company has caused this document to be executed by its duly authorized officer as of the date first written above.

METRO ONE TELECOMMUNICATIONS, INC.

By:	/s/ Duane C. Fromhart
Duane C. Fromhart
Chief Financial Officer